Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Quarterly Revenue and Earnings

RPO Bookings Increase 84% over Prior Year on Strong Demand

Company Raises 2022 Full-Year Revenue and EPS Guidance

ATLANTA – July 26, 2022 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $191.9 million for the second quarter ended June 30, 2022. GAAP diluted earnings per share was $0.49 for Q2 2022 compared to $0.48 for Q2 2021. Non-GAAP adjusted diluted earnings per share for Q2 2022 was $0.69 compared to $0.61 in Q2 2021.

“Manhattan delivered a record second quarter and first half results. Our business momentum is strong, as Q2 cloud revenue growth of 48% and service revenue growth of 19% exceeded our expectations and drove excellent operating results,” said Manhattan Associates president and CEO Eddie Capel.

“While we continue to operate in a turbulent global macro environment, our teams are executing very well for our customers, and demand for our cloud-native solutions remains robust. With our business fundamentals strengthening and revenue visibility increasing, we are again raising our 2022 guidance,” Mr. Capel concluded.

SECOND QUARTER 2022 FINANCIAL SUMMARY:

•	Consolidated total revenue was $191.9 million for Q2 2022, compared to $166.1 million for Q2 2021.
o	Cloud subscription revenue was $42.2 million for Q2 2022, compared to $28.6 million for Q2 2021.
o	License revenue was $5.1 million for Q2 2022, compared to $8.8 million for Q2 2021.
o	Services revenue was $100.9 million for Q2 2022, compared to $84.7 million for Q2 2021.

•	GAAP diluted earnings per share was $0.49 for Q2 2022, compared to $0.48 for Q2 2021.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.69 for Q2 2022, compared to $0.61 for Q2 2021.
•	GAAP operating income was $37.3 million for Q2 2022, compared to $39.4 million for Q2 2021.
•	Adjusted operating income, a non-GAAP measure, was $52.8 million for Q2 2022, compared to $50.2 million for Q2 2021.
•	Cash flow from operations was $52.7 million for Q2 2022, compared to $45.5 million for Q2 2021. Days Sales Outstanding was 63 days at June 30, 2022, compared to 66 days at March 31, 2022.
•	Cash totaled $213.8 million at June 30, 2022, compared to $216.3 million at March 31, 2022.
•

During the three months ended June 30, 2022, the Company repurchased 416,558 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $50.1 million. In July 2022, our Board of Directors approved raising the Company’s remaining share repurchase authority to an aggregate of $75.0 million of our common stock.

SIX MONTH 2022 FINANCIAL SUMMARY:

•	Consolidated total revenue for the six months ended June 30, 2022, was $370.9 million, compared to $323.0 million for the six months ended June 30, 2021.
o	Cloud subscription revenue was $79.5 million for the six months ended June 30, 2022, compared to $55.2 million for the six months ended June 30, 2021.
o	License revenue was $13.5 million for the six months ended June 30, 2022, compared to $16.7 million for the six months ended June 30, 2021.
o	Services revenue was $190.9 million for the six months ended June 30, 2022, compared to $165.1 million for the six months ended June 30, 2021.

•	GAAP diluted earnings per share for the six months ended June 30, 2022, was $0.97, compared to $0.83 for the six months ended June 30, 2021.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $1.29 for the six months ended June 30, 2022, compared to $1.04 for the six months ended June 30, 2021.
•	GAAP operating income was $71.2 million for the six months ended June 30, 2022, compared to $64.8 million for the six months ended June 30, 2021.
•	Adjusted operating income, a non-GAAP measure, was $100.9 million for the six months ended June 30, 2022, compared to $85.8 million for the six months ended June 30, 2021.
•	Cash flow from operations was $84.5 million for the six months ended June 30, 2022, compared to $85.4 million for the six months ended June 30, 2021.
•

During the six months ended June 30, 2022, the Company repurchased 799,916 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $100.1 million.

2022 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2022:

	Guidance Range - 2022 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$733	$741	10%	12%

Operating Margin:
GAAP operating margin	17.4%	17.6%
Equity-based compensation	8.1%	8.1%
Adjusted operating margin(1)	25.5%	25.7%

Diluted earnings per share (EPS):
GAAP EPS	$1.63	$1.67	-5%	-3%
Equity-based compensation, net of tax	0.79	0.79
Excess tax benefit on stock vesting (2)	(0.07)	(0.07)
Adjusted EPS(1)	$2.35	$2.39	5%	7%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2022.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above and guideposts in the supplemental information below, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance and guideposts, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its second quarter 2022 financial results will be held today, July 26, 2022, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The internet broadcast replay will be available until Manhattan Associates’ third quarter 2022 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and six months ended June 30, 2022.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2022 Guidance” and “Guideposts,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; economic conditions, including inflation; disruption in the retail sector; delays in product development; competitive and pricing pressures; software errors and information technology failures, system disruption and security breaches; disruption in the retail sector; risks related to our products’ technology and customer implementations; global instability, including the war in Ukraine; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$42,203	$28,595	$79,500	$55,238
Software license	5,125	8,823	13,483	16,661
Maintenance	35,993	37,732	71,295	73,891
Services	100,941	84,703	190,859	165,062
Hardware	7,662	6,261	15,743	12,112
Total revenue	191,924	166,114	370,880	322,964
Costs and expenses:
Cost of software license	880	556	1,282	1,112
Cost of cloud subscriptions, maintenance and services	87,766	70,072	170,791	143,581
Research and development	27,924	23,213	55,379	47,473
Sales and marketing	17,749	13,750	32,139	27,146
General and administrative	18,606	17,082	36,571	34,651
Depreciation and amortization	1,746	2,084	3,493	4,219
Total costs and expenses	154,671	126,757	299,655	258,182
Operating income	37,253	39,357	71,225	64,782
Other income, net	2,243	306	2,981	13
Income before income taxes	39,496	39,663	74,206	64,795
Income tax provision	8,671	9,070	12,789	11,559
Net income	$30,825	$30,593	$61,417	$53,236

Basic earnings per share	$0.49	$0.48	$0.97	$0.84
Diluted earnings per share	$0.49	$0.48	$0.97	$0.83

Weighted average number of shares:
Basic	62,954	63,537	63,083	63,591
Diluted	63,419	64,276	63,644	64,371

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Operating income	$37,253	$39,357	$71,225	$64,782
Equity-based compensation (a)	15,538	10,709	29,676	20,760
Purchase amortization (c)	-	107	-	214
Adjusted operating income (Non-GAAP)	$52,791	$50,173	$100,901	$85,756

Income tax provision	$8,671	$9,070	$12,789	$11,559
Equity-based compensation (a)	2,566	1,478	4,748	2,896
Tax benefit of stock awards vested (b)	8	402	4,383	4,057
Purchase amortization (c)	-	26	-	53
Adjusted income tax provision (Non-GAAP)	$11,245	$10,976	$21,920	$18,565

Net income	$30,825	$30,593	$61,417	$53,236
Equity-based compensation (a)	12,972	9,231	24,928	17,864
Tax benefit of stock awards vested (b)	(8)	(402)	(4,383)	(4,057)
Purchase amortization (c)	-	81	-	161
Adjusted net income (Non-GAAP)	$43,789	$39,503	$81,962	$67,204

Diluted EPS	$0.49	$0.48	$0.97	$0.83
Equity-based compensation (a)	0.20	0.14	0.39	0.28
Tax benefit of stock awards vested (b)	-	(0.01)	(0.07)	(0.06)
Purchase amortization (c)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.69	$0.61	$1.29	$1.04

Fully diluted shares	63,419	64,276	63,644	64,371

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include that expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Cost of services	$5,822	$3,513	$10,959	$6,792
Research and development	3,425	2,116	6,614	4,108
Sales and marketing	1,546	1,111	2,952	2,125
General and administrative	4,745	3,969	9,151	7,735
Total equity-based compensation	$15,538	$10,709	$29,676	$20,760

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$213,771	$263,706
Accounts receivable, net of allowance of $3,046 and $2,419, at June 30, 2022 and December 31, 2021, respectively	133,852	124,420
Prepaid expenses and other current assets	26,929	20,293
Total current assets	374,552	$408,419

Property and equipment, net	12,343	13,889
Operating lease right-of-use assets	23,198	27,272
Goodwill, net	62,227	62,239
Deferred income taxes	20,093	7,650
Other assets	21,876	20,239
Total assets	$514,289	$539,708

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,154	$19,625
Accrued compensation and benefits	45,598	53,104
Accrued and other liabilities	22,385	22,741
Deferred revenue	178,019	153,196
Income taxes payable	70	376
Total current liabilities	271,226	249,042

Operating lease liabilities, long-term	18,934	23,157
Other non-current liabilities	15,394	16,865

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2022 and 2021	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 62,718,513 and 63,154,494 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	627	631
Retained earnings	233,151	269,841
Accumulated other comprehensive loss	(25,043)	(19,828)
Total shareholders' equity	208,735	250,644
Total liabilities and shareholders' equity	$514,289	$539,708

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2022	2021
	(unaudited)	(unaudited)
Operating activities:
Net income	$61,417	$53,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,493	4,219
Equity-based compensation	29,676	20,760
(Gain) loss on disposal of equipment	(92)	-
Deferred income taxes	(12,535)	1,768
Unrealized foreign currency gain	(2,087)	(1,029)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,703)	(5,289)
Other assets	(6,697)	(7,912)
Accounts payable, accrued and other liabilities	(587)	9,592
Income taxes	(3,519)	(1,952)
Deferred revenue	27,116	12,002
Net cash provided by operating activities	84,482	85,395

Investing activities:
Purchase of property and equipment	(2,243)	(1,171)
Net cash used in investing activities	(2,243)	(1,171)

Financing activities:
Purchase of common stock	(127,787)	(79,486)
Net cash used in financing activities	(127,787)	(79,486)

Foreign currency impact on cash	(4,387)	(100)

Net change in cash and cash equivalents	(49,935)	4,638
Cash and cash equivalents at beginning of period	263,706	204,705
Cash and cash equivalents at end of period	$213,771	$209,343

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and adjusted earnings per share by quarter are as follows:

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.35	$0.48	$0.57	$0.32	$1.72	$0.48	$0.49	$0.97
Adjustments to GAAP:
Equity-based compensation	0.13	0.14	0.14	0.16	0.58	0.19	0.20	0.39
Tax benefit of stock awards vested	(0.06)	(0.01)	-	-	(0.07)	(0.07)	-	(0.07)
Purchase amortization	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.43	$0.61	$0.71	$0.48	$2.23	$0.60	$0.69	$1.29
Fully Diluted Shares	64,466	64,276	64,238	64,224	64,323	63,871	63,419	63,644

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$122,813	$132,308	$135,233	$135,861	$526,215	$139,540	$151,996	291,536
EMEA	28,434	27,190	27,402	27,548	110,574	32,151	31,614	63,765
APAC	5,603	6,616	6,550	8,085	26,854	7,265	8,314	15,579
	$156,850	$166,114	$169,185	$171,494	$663,643	$178,956	$191,924	$370,880

GAAP Operating Income:
Americas	$16,116	$28,590	$29,727	$16,746	$91,179	$21,393	$24,507	$45,900
EMEA	8,374	8,643	10,485	7,245	34,747	10,517	9,423	19,940
APAC	935	2,124	2,196	3,152	8,407	2,062	3,323	5,385
	$25,425	$39,357	$42,408	$27,143	$134,333	$33,972	$37,253	$71,225

Adjustments (pre-tax):
Americas:
Equity-based compensation	$10,051	$10,709	$10,573	$11,926	$43,259	$14,138	$15,538	$29,676
Purchase amortization	107	107	50	-	264	-	-	-
	$10,158	$10,816	$10,623	$11,926	$43,523	$14,138	$15,538	$29,676

Adjusted non-GAAP Operating Income:
Americas	$26,274	$39,406	$40,350	$28,672	$134,702	$35,531	$40,045	$75,576
EMEA	8,374	8,643	10,485	7,245	34,747	10,517	9,423	19,940
APAC	935	2,124	2,196	3,152	8,407	2,062	3,323	5,385
	$35,583	$50,173	$53,031	$39,069	$177,856	$48,110	$52,791	$100,901

3.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue	$2,932	$3,209	$823	$(716)	$6,248	$(2,268)	$(4,568)	$(6,836)
Costs and expenses	2,000	2,442	551	(887)	4,106	(2,043)	(3,862)	(5,905)
Operating income	932	767	272	171	2,142	(225)	(706)	(931)
Foreign currency (losses) gains in other income	(287)	315	(30)	(243)	(245)	711	2,056	2,767
	$645	$1,082	$242	$(72)	$1,897	$486	$1,350	$1,836

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Operating income	$79	($294)	($37)	$281	$29	$470	$710	$1,180
Foreign currency gains (losses) in other income	315	535	3	(9)	844	809	2,085	2,894
Total impact of changes in the Indian Rupee	$394	$241	$(34)	$272	$873	$1,279	$2,795	$4,074

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Interest income	($15)	($10)	($9)	$102	$68	$19	$92	$111
Foreign currency gains (losses)	(287)	315	(30)	(243)	(245)	711	2,056	2,767
Other non-operating income (expense)	9	1	(3)	(91)	(84)	8	95	103
Total other income (loss)	$(293)	$306	$(42)	$(232)	$(261)	$738	$2,243	$2,981

4.Other income includes the following components (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$569	$602	$987	$1,858	$4,016	$1,159	$1,084	$2,243

5.Capital expenditures are as follows (in thousands):

6.Stock Repurchase Activity (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Shares purchased under publicly announced buy-back program	214	244	123	128	709	383	417	800
Shares withheld for taxes due upon vesting of restricted stock units	172	1	5	1	179	203	4	207
Total shares purchased	386	245	128	129	888	586	421	1,007

Total cash paid for shares purchased under publicly announced buy-back program	$26,988	$32,894	$19,994	$20,117	$99,993	$49,965	$50,151	$100,116
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	19,414	190	762	59	20,425	27,143	528	27,671
Total cash paid for shares repurchased	$46,402	$33,084	$20,756	$20,176	$120,418	$77,108	$50,679	$127,787

7. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations. Over 97% of our reported performance obligations represent cloud native subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Remaining Performance Obligations	$421,196	$488,718	$573,712	$699,244	$809,540	$897,680

8. The 2017 U.S. Tax Cuts and Jobs Act eliminated the expensing of research and development costs as incurred for tax purposes beginning in 2022.

This law changes the timing of cash tax payments, increasing near-term taxable income and payments, but normalizing over time as these expenses are amortized.  As such, our cash outlook for 2022 includes the negative impact of approximately $25 million to $30 million in additional income tax payments.  While there is still a possibility that legislation will be enacted that defers or eliminates the requirement to capitalize these costs, our current outlook factors in higher cash taxes as we will be required to make these payments, unless the existing law is amended.  This legislation does not impact earnings per share, does not create any incremental expense obligation, and does not impact our ability to operationally grow cash flow.

9. Guideposts

The following table shows (i) actual 2021 results for cloud revenue and remaining performance obligations (“RPO”), (ii) revised 2022 cloud revenue guidepost and (iii) guideposts published as of February 1, 2022, for cloud revenue for 2023 through 2024 and remaining performance obligations (“RPO”) for each year 2022 through 2024. We expect to exceed our 2022 RPO guidepost and plan to update all guideposts on our upcoming third quarter earnings release.

Current Guideposts
($'s in millions)

Cloud Revenue
Year	Low	Mid	High	% Growth(1)
2021 (2)	$122	$122	$122	53%
2022 (3)	$170	$171	$172	40%
2023 (4)	$220	$230	$240	35%
2024 (4)	$310	$328	$345	42%

Remaining Performance Obligations
Year	Low	Mid	High	% Growth(1)
2021 (2)	$699	$699	$699	126%
2022 (4)	$950	$1,000	$1,050	43%
2023 (4)	$1,250	$1,325	$1,400	33%
2024 (4)	$1,600	$1,700	$1,800	28%

(1) Year-over-year percentage growth is calculated based on the actual or forecasted mid-points.

(2) 2021 represents the actual result.

(3) Amount reflects revised range as of July 26, 2022.

(4) Amounts remain unchanged from February 1, 2022. Will address in Q3 2022 Earnings call.

These guideposts are forward-looking statements and are subject to all the risks and uncertainties applicable to our shorter-term 2022 Guidance, as stated above.  In addition, the further into the future we project our financial expectations, the greater the risk that actual results will differ materially; consequently, our longer-term guideposts may be inherently more uncertain than our shorter-term guidance.